Exhibit 99.3

Company #

COMMUNITY BANKS, INC.

FORM OF REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony N. Leo, as proxy, with full power of substitution, to vote as directed below all of the shares of Community common stock held of record on March 15, 2005, by the undersigned and by the plan agent for any account of the undersigned under the Community’s dividend reinvestment plan at the annual meeting of shareholders to be held on Tuesday, May 17, 2005, at 10:00 a.m., local time, at Four Points Sheraton, 800 East Park Drive, Harrisburg, Pennsylvania and at any adjournment thereof, with all of the powers the undersigned would possess if personally present.

This proxy will be voted as directed. Unless otherwise directed, this proxy will be voted FOR the proposal to approve the Agreement, dated as of November 16, 2004, between Community and PennRock Financial Services Corp., providing, among other things, for the merger of PennRock with and into Community, FOR the proposal to amend the articles of incorporation, FOR the proposal to elect Eddie L. Dunklebarger as a Class B director of Community and FOR the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement.

This proxy also confers authority as to any other business which may be brought before the annual meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Community.

It is important that your shares be represented at the meeting. Please sign, mark, date and return this proxy as promptly as possible or vote by telephone or via the Internet by following the instructions below, whether or not you plan to attend the meeting. Your telephone or Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

PROXY VOTING INSTRUCTIONS

There are 3 ways to vote your proxy:

MAIL—Date, mark, sign and mail your proxy card in the postage-paid envelope provided or return it to Community Banks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873, as soon as possible; or

TELEPHONE—Call toll-free 1-800-560-1965 from any touch-tone phone 24 hours a day, 7 days a week, until 1:00 p.m., eastern time, on May 16, 2005 and follow the simple instructions the voice provides you. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call; or

INTERNET—Go to http://www.eproxy/CMTY/, 24 hours a day, 7 days a week, until 1:00 p.m., eastern time, on May 16, 2005, and follow the simple instructions to obtain your records and create an electronic ballot. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

1.	MERGER PROPOSAL. Proposal to approve the Agreement, dated as of November 16, 2004, between Community Banks, Inc. and PennRock, providing, among other things, for the merger of PennRock with and into Community.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	ARTICLES AMENDMENT PROPOSAL. Proposal to amend the articles of incorporation of Community Banks, Inc. to increase the number of shares of common stock authorized for issuance from 20,000,000 to 50,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	ELECTION OF ONE CLASS B DIRECTOR. Proposal to elect Eddie L. Dunklebarger as a Class B director of Community.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	ADJOURNMENT PROPOSAL. Proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the Agreement or the amendment to the articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors of Community recommends a vote FOR all of the proposals.

The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated April                     , 2005 and hereby revokes all proxies heretofore given.

Dated: , 2005
Signature
Signature
NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Community Banks, Inc.

750 East Park Drive

Harrisburg, Pennsylvania 17111

Notice of Annual Meeting of Shareholders

Date:	May 17, 2005
Time:	10:00 a.m., local time
Place:	Four Points Sheraton 800 East Park Drive Harrisburg, Pennsylvania

To the shareholders of Community Banks, Inc.:

We are pleased to notify you of and invite you to the annual meeting of the shareholders of Community Banks, Inc. At the meeting you will be asked to vote on the following matters:

•	a proposal to adopt the merger agreement between Community Banks, Inc. and PennRock Financial Services Corp., which provides, among other things, for the acquisition of PennRock by Community through the merger of PennRock into Community and the conversion of each share of PennRock common stock outstanding immediately prior to the merger into 1.40 shares of Community common stock, all as described in the accompanying document;

•	a proposal to amend the articles of incorporation of Community Banks, Inc. to increase the number of shares of common stock authorized for issuance from 20,000,000 to 50,000,000;

•	a proposal to elect one Class B director of Community; and

•	a proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies.

Shareholders of record at the close of business on March 15, 2005 may vote at the annual meeting. In order for the merger agreement and the amendment to Community’s articles of incorporation to be adopted, the holders of 66 2/3% of the outstanding shares of Community common stock entitled to vote must vote in favor of the merger agreement and the articles amendment.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card in the enclosed envelope promptly, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card.

By Order of the Board of Directors,

April , 2005	Patricia E. Hoch, Corporate Secretary

3